AMENDMENT No. 2, dated July 23, 1998 to the custody agreements (each an "Agreement"), between each of the Templeton finds listed on Schedule A hereto (each a "Fund"), with each having a place of business at 500 East Broward Blvd., Ft. Lauderdale, FL 33394, and The Chase Manhattan Bank ("Chase"), having a place of business at 270 Park Ave., New York, NY 10017-2070.

         It is hereby agreed as follows:

     Section 1. Except as modified hereby, the Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement. This Amendment supersedes in all respects the Amendment between the parties, dated March 2, 1998, which shall have no further force or effect as of the date hereof.

     Section 2. The Agreement is amended as follows:

     Delete all of Section 2 of the Agreement after subsection (B.) thereof, and insert, in lieu thereof, the following:

     (C.) Fund's board of directors (or equivalent body) (hereinafter "Board") hereby delegates to Chase, and Chase hereby accepts the delegation to it of, the obligation to perform as Fund's "Foreign Custody Manager" (as that term is defined in Securities and Exchange Commission ("SEC") rule 17f-5(a)(2)), both for the purpose of selecting Eligible Foreign Custodians (as that term is defined herein) to hold Securities and Cash and of evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in SEC rule 17f-5(c)(2)); provided that, the term Eligible Foreign Custodian shall not include any "Compulsory Depository." A Compulsory Depository shall mean a Foreign Securities Depository or clearing agency the use of which is compulsory because: (1) its use is required by law or regulation, (2) securities cannot be withdrawn from the depository, or (3) maintaining securities outside the depository is not consistent with prevailing custodial practices in the country which the depository serves. Compulsory Depositories used by Chase as of the date hereof are set forth in Appendix 1-A hereto, and as the same may be amended on notice to Fund from time to time.

     (i) In connection with the foregoing, Chase shall:


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     (1) provide  written  reports  notifying  Fund's Board of the  placement of
     Securities and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Fund's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Fund's foreign custody arrangements;

     (2) exercise such reasonable care, prudence and diligence in performing as Fund's Foreign Custody Manager as a person having responsibility for the safekeeping of Securities and Cash would exercise;

     (3) in selecting an Eligible Foreign Custodian, first have determined that Securities and Cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Securities and Cash, including, without limitation, those factors set forth in SEC rule 17f-5(c)(1)(i)-(iv);

     (4) determine that the written contract with the Eligible Foreign Custodian requires that the Eligible Foreign Custodian will provide reasonable care for Securities and Cash based on the standards applicable to custodians in the relevant market; provided that, in the case of an Eligible Foreign Custodian that is a non-Compulsory Depository or clearing agency, such determination shall only be made to the extent required by SEC rule 17f-5 as in effect from time to time and where so required shall be made based on such contract, the rules or established practices or procedures of the Depository, or any combination thereof; and

     (5) have established a system to monitor the continued appropriateness of maintaining Securities and Cash with particular Eligible Foreign Custodians and of the governing contractual arrangements. Chase shall also monitor Compulsory Depositories and shall advise Fund of any material negative change in the performance of, or arrangements with, any Compulsory Depository as the same would adversely affect the custody of assets. With respect to monitoring Compulsory Depositories, Chase shall use its reasonable efforts to obtain the information with respect to the factors set forth on Schedule 1-C hereto: (i) by November 20, 1998 with respect to any Compulsory Depository in a country in which Securities are held as of the date hereof; (ii)



PAGE


     to the extent feasible in light of the circumstances then prevailing in a given country in which Securities are held, no later than 90 days after the establishment of, or a determination by Chase that a depository has become, a Compulsory Depository in such country; and (iii) to the extent feasible in light of the circumstances then prevailing in a given country, no later than 90 days after the first placement of Securities after the date hereof with a Subcustodian where such country has a Compulsory Depository. Chase shall advise Fund when, to Chase's knowledge based on such reasonable efforts, there is a negative answer with respect to a Compulsory Depository as to any of such factors. In connection with the foregoing: (i) Fund acknowledges and agrees that Chase's agreements with Eligible Foreign Custodians do not, as of the date hereof, comply with factor (i) on
     Schedule 1-C and that Chase shall not amend such agreements to so comply unless Rule 17f-5 is amended or interpreted by the Securities and Exchange Commission to incorporate such a factor into the Rule with respect to Compulsory Depositories; and (ii) to the extent that Rule 17f-5 is amended or interpreted by the Securities and Exchange Commission to incorporate materially one or more of (i)-(viii), Chase shall be obligated to obtain the relevant information on such incorporated factors rather than being limited only to using its reasonable efforts to do so.

     In the event that the SEC adopts standards or criteria different from those set forth in Schedule 1-C, the above provisions and Schedule 1-C shall be deemed to be amended to conform to the standards or criteria adopted by the SEC, it being understood that the time within which Chase must furnish the required information shall be a reasonable time in light of such differences.

Subject to (i)(1)-(4) and the first sentence of (5) above, Chase is hereby authorized to place and maintain Securities and Cash on behalf of Fund with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Chase.

     (ii) Except as expressly provided herein, Fund shall be responsible to assure that the maintenance of Securities and Cash hereunder complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC.

     (iii) Chase represents to Fund that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Fund represents to Chase that: (1) the Securities and Cash being placed and maintained in Chase's custody are subject to the Investment Company Act of 1940, as amended (the "1940 Act"), as the same may be amended from time


PAGE

to time; (2) its Board has determined that it is reasonable to rely on Chase to perform as Fund's Foreign Custody Manager; and (3) its Board or its investment adviser shall have determined that Fund may maintain Securities and Cash in each country in which Fund's Securities and Cash shall be held hereunder and determined to accept the risks arising therefrom (including, but not limited to, a country's financial infrastructure (and including any Compulsory Depository operating in such country), prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Securities and Cash held in custody, and the likelihood of nationalization, currency controls and the like) (collectively ("Country Risk")). Nothing contained herein shall require Chase to make any selection that would entail consideration of Country Risk.

     (iv) Chase shall assist Fund in monitoring Country Risk by furnishing such information relating to the Country Risk as is specified in Appendix 1-B hereto. Fund hereby acknowledges that: (1) such information is solely designed to inform Fund of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (2) Chase has gathered the information from sources it considers reliable, but that Chase shall have no responsibility for inaccuracies or incomplete information except to the extent negligently obtained by Chase.

     Section 3. Add the following at the end of Section 3(d):

     and which shall be limited to  Eligible  Foreign  Custodians  as defined in
     (i)-(ii) and (v) of the definition of Eligible Foreign Custodians contained herein; provided that, for purposes of the sections of this Agreement addressing Chase liability (including, but not limited to, Sections 7, 10, 14, and 16-17), Foreign Bank shall not include any Foreign Bank as to which Chase has not acted as Foreign Custody Manager.

     Section 4. Add the following at the end of Section 3(e):

          and which shall be limited to Eligible Foreign Custodians as defined in (iii) and (iv)-(v) of the definition of Eligible Foreign Custodians contained herein; provided that, for purposes of the sections of this Agreement addressing Chase liability (including, but not limited to, Sections 7, 10, 14, and 16-17) the term Foreign Securities Depository shall not include any Compulsory Depository or any non-compulsory depository as to which Chase has not acted as Foreign Custody Manager.



PAGE

     Section 5. Add the following definitions in appropriate alphabetic sequence to Section 3 of the Agreement:

          (1) a "U.S. Bank," shall mean a U.S. bank as defined in SEC rule 17f-5(a)(7).

          (2) an "Eligible Foreign Custodian," shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, (ii) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States; (iii) a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, that acts as a system for the central handling of securities or equivalent book-entries in that country and that is regulated by a foreign financial regulatory authority as defined under section 2(a)(50) of the 1940 Act, (iv) a securities depository or clearing agency organized under the laws of a country other than the United States when acting as a transnational system ("Transnational Depository") for the central handling of securities or equivalent book-entries, and (v) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

     Section 6. Delete existing Section 5 of the Agreement and, insert, in lieu thereof, the following:

         At the request of Fund, Chase may, but need not, add an Eligible Foreign Custodian that is a U.S. Bank, a Foreign Bank or Foreign Securities Depository where Chase has not acted as Foreign Custody Manager with respect to the selection thereof; provided that, any such entities shall not be included for purposes of the sections of this Agreement addressing Chase liability (including, but not limited to, Sections 7, 10, 14, and 16-17). Chase shall notify Fund in the event that it elects to add any such entity.

                              *********************

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.



PAGE

TEMPLETON                                  THE CHASE MANHATTAN BANK
(on behalf of each of the Funds
listed on Schedule A hereto)

By:/s/  BARBARA J. GREEN                   By:/s/LENORE VANDEN HANDEL
   --------------------------                 -------------------------------
 Name: Barbara J. Green                     Name: Lenore Vanden Handel
Title: Secretary                           Title: Vice President




PAGE


                                   Schedule A
                              TEMPLETON U.S. FUNDS
                               As of June 30, 1998

TEMPLETON GROWTH FUND, INC. ("TGF") - 12/31/86
TEMPLETON FUNDS, INC. ("TFI") - 2/11/86
         Templeton World Fund
         Templeton Foreign Fund
TEMPLETON GLOBAL SMALLER COMPANIES FUND, INC. ("TGSCF") - 5/15/96
TEMPLETON INCOME TRUST ("TIT") - 5/15/96
         Templeton Global Bond Fund
TEMPLETON GLOBAL REAL ESTATE FUND ("TGREF") - 5/15/96
TEMPLETON CAPITAL ACCUMULATOR FUND, INC. ("TCAF") - 1/14/91
TEMPLETON DEVELOPING MARKETS TRUST ("TDMT") - 10/16/91
TEMPLETON AMERICAN TRUST, INC. ("TAT") - 2/26/91
TEMPLETON INSTITUTIONAL FUNDS, INC. ("TIFI") - 1/29/96
         Templeton Foreign Equity Series
         Templeton Growth Series
         Templeton Emerging Markets Series
         Templeton Emerging Fixed Income Series
TEMPLETON GLOBAL OPPORTUNITIES TRUST ("TGOT") - 1/18/90
TEMPLETON GLOBAL INVESTMENT TRUST ("TGIT") - 5/7/95
         Templeton Growth and Income Fund
         Templeton Global Infrastructure Fund
         Templeton Americas Government Securities Fund
         Templeton Greater European Fund
         Templeton Latin America Fund
TEMPLETON EMERGING MARKETS FUND, INC. ("TEMF") - 2/1/87
TEMPLETON GLOBAL INCOME FUND, INC. ("TGIF") - 2/29/88
TEMPLETON GLOBAL GOVERNMENTS INCOME TRUST ("TGG") - 10/22/88
TEMPLETON EMERGING MARKETS INCOME FUND, INC. ("TEMIF") - 9/17/93
TEMPLETON CHINA WORLD FUND, INC. ("TCWF") - 9/7/93
TEMPLETON EMERGING MARKETS APPRECIATION FUND, INC. ("TEMAF") - 4/22/94 TEMPLETON DRAGON FUND, INC. ("TDF") - 8/30/94
TEMPLETON VIETNAM AND SOUTHEAST ASIA FUND, INC. ("TVF") - 9/15/94
TEMPLETON RUSSIA FUND, INC. ("TRF") - 6/15/95
TEMPLETON VARIABLE PRODUCTS SERIES FUND ("TVPSF") - 8/31/88 (amended & restated 2/23/96)
          Templeton Money Market Fund
          Templeton Bond Fund
          Templeton Stock Fund
          Templeton Asset Allocation Fund
          Templeton International Fund
          Templeton Developing Markets Fund
          Mutual Discovery Investments Fund
          Mutual Shares Investments Fund
          Franklin Growth Investments Fund
          Franklin Small Cap Investments Fund


PAGE


                                  Appendix 1-A

              LIST OF COMPULSORY DEPOSITORIES APPROVED BY THE BOARD


PAGE


                                  Appendix 1-B

                       INFORMATION REGARDING COUNTRY RISK

         1. To aid Fund's board in its determinations regarding Country Risk, Chase shall furnish board annually and upon the initial placing of Securities and Cash into a country the following information (check items applicable):

         A     Opinions of local counsel concerning:

___      i.    Whether applicable foreign law would restrict the access
               afforded Fund's independent public accountants to books and records kept by an eligible foreign custodian located in that country.

___      ii.   Whether applicable foreign law would restrict the Fund's ability to recover its assets in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

___      iii.  Whether applicable foreign law would restrict the Fund's ability to recover assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

         B.    Written information concerning:

___      i.    The likelihood of expropriation, nationalization, freezes, or confiscation of Fund's assets.

___      ii.   Whether difficulties in converting Fund's cash and cash
               equivalents to U.S. dollars are reasonably foreseeable.

         C.   A market report with respect to the following topics:


PAGE

         (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) compulsory depositories (including depository evaluation).

         2. To aid Fund in monitoring Country Risk, Chase shall furnish the following additional information:

         As more fully described in the Foreign Custody Manager procedures, market flashes, including with respect to changes in the information in market reports.


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                                  Appendix 1-C

                    FACTORS REGARDING COMPULSORY DEPOSITORIES

          (i) Whether the Eligible Foreign Custodian which is participating in the Compulsory Depository has undertaken to adhere to the roles, practices and procedures of such Compulsory Depository;

          (ii) Whether no regulatory authority with oversight responsibility for the Compulsory Depository has issued a public notice that the Compulsory Depository is not in compliance with any material capital, solvency, insurance or other similar financial strength requirements imposed by such authority or, in the case of such notice having been issued, that such notice has been withdrawn or the remedy of such noncompliance has been publicly announced by the Compulsory Depository;

          (iii) Whether no regulatory authority with oversight responsibility over the Compulsory Depository has issued a public notice that the Compulsory Depository is not in compliance with any material internal controls requirement imposed by such authority or, in the case of such notice having been issued, that such notice has been withdrawn or the remedy of such noncompliance has been publicly announced by the Compulsory Depository;

          (iv)  Whether  the  Compulsory   Depository  maintains  Fund's  assets
          deposited with the Compulsory Depository by the Eligible Foreign Custodian participant under no less favorable safekeeping conditions than those that apply generally to other participants in the Compulsory Depository;

          (v) Whether the Compulsory Depository maintains records that segregate the Compulsory Depository's own assets from the assets of participants in the Compulsory Depository;


PAGE

          (vi) Whether the Compulsory Depository maintains records that identify the assets of each of its participants;

          (vii) Whether the Compulsory Depository provides periodic reports to its participants with respect to the safekeeping of assets maintained by the Compulsory Depository including by way of example, notification of any transfer to or from participant accounts; and

          (viii) Whether the Compulsory Depository is subject to periodic review, such as audits by independent accountants or inspections by regulatory authorities.